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                                                                     Exhibit 5.2




                                September 11, 2003

Board of Directors
Western Wireless Corporation
3650 131st Avenue SE, Suite 400
Bellevue, WA 98006

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Western Wireless Corporation (the "Company") in connection with the preparation and filing of its registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to its (i) Class A common stock, no par value per share (the "Class A Stock"), (ii) Preferred Stock, no par value per share (the "Preferred Stock"), and (iii) debt securities (the "Debt Securities", together with the Class A Stock and the Preferred Stock, the "Securities"). The Securities being registered under the Registration Statement will have an aggregate offering price of up to $300,000,000 and will be offered on a delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to any particular series of Debt Securities, the Debt Securities will be issued under one or more indentures (each, an "Indenture") between the Company and one or more commercial banks to be selected as trustee(s) (the "Trustee") substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement. The Preferred Stock will be issued pursuant to articles of amendment to the Company's articles of incorporation describing the preferences, limitations, voting powers, and relative rights relating to a particular series of Preferred Stock (the "Articles of Amendment").

We have reviewed the corporate action of the Company in connection with the foregoing and have examined such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.



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Based on such examination, we are of the opinion that:

1. With respect to shares of Class A Stock, when (a) the Registration Statement and any amendments thereto have become effective, (b) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Class A Stock and related matters, and (c) certificates representing the shares of Class A Stock have been duly executed, countersigned, registered and delivered (or alternatively when the statutory procedures for issuing shares without certificates have been satisfied) either
(i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor as provided for therein or (ii) upon conversion of any other Security, in accordance with terms of such Security or the instrument governing such Security providing for such conversion as approved by the Board, for the consideration approved by the Board, then the shares of Class A Stock will be validly issued, fully paid and nonassessable;

2. With respect to shares of Preferred Stock, when (a) the Registration Statement and any amendments thereto have become effective, (b) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of Articles of Amendment relating to such Preferred Stock and the filing of the Articles of Amendment with the Secretary of State of the State of Washington, and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or alternatively when the statutory procedures for issuing shares without certificates have been satisfied) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration as provided for therein, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable; and

3. With respect to Debt Securities to be issued under an Indenture, when (a) the Registration Statement and any amendments thereto have become effective, (b) the Trustee is qualified to act as Trustee under the Trust Indenture Act of 1939, as amended (the "TIA"), and a Form T-1 has been incorporated by reference into, or properly filed as an exhibit to, the Registration Statement and the applicable Indenture has been duly qualified under the TIA, if required, (c) the Trustee has duly executed and delivered the applicable Indenture, (d) the applicable Indenture has been validly executed and delivered by the Company to the Trustee,
(e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration thereof provided for therein, and (g) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture thereto so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the
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Company and the Debt Securities and any supplemental indenture have been incorporated by reference into, or properly filed as an exhibit to, the Registration Statement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).

The opinions expressed herein are limited solely to the laws of the State of Washington and United States federal laws. With respect to matters governed by the laws of the State of New York, we have relied, without any investigation, solely on the opinion of Friedman Kaplan Seiler & Adelman LLP, dated today, a copy of which is being filed as Exhibit 5.1 to the Registration Statement. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Securities.

We hereby consent to reliance by Friedman Kaplan Seiler & Adelman LLP on the opinions set forth herein as though addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                   Very truly yours,

                                                   /s/ Preston Gates & Ellis LLP